UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2014, Scientific Games Corporation (the “Company”) held its annual meeting of stockholders.  At the annual meeting, as detailed below, the Company’s stockholders approved an amendment and restatement of the Company’s 2003 Incentive Compensation Plan (the “2003 Plan”).  Under the amended and restated 2003 Plan, the WMS Incentive Plan, which the Company assumed in connection with its acquisition of WMS Industries Inc. (“WMS”) in October 2013 (the “Legacy WMS Plan”) (renamed the Scientific Games Corporation Incentive Plan (2013 Restatement)), was merged into the 2003 Plan.  As a result, the shares reserved and available under the two plans were combined into a single share pool, with such shares available for equity awards to any employee, non-employee director or other eligible service provider of the Company or its subsidiaries, including WMS.

The Legacy WMS Plan contained a share counting rule under which each share delivered in settlement of a “full-value” award—that is, an award other than an option or stock appreciation right—was counted as 1.8 shares against the shares reserved under the Legacy WMS Plan.  In order to account for this rule, only 55.55% of the shares that nominally would be available for future grants under the Legacy WMS Plan were included in the combined share pool in the merger of the two plans.  Accordingly, only 2,511,804 of the 4,521,699 shares available as of March 31, 2014 for future grants under the Legacy WMS Plan were added to the combined share pool under the amended and restated 2003 Plan (which, for share counting purposes, treats shares underlying full-value awards the same as shares underlying options or stock appreciation rights).

The amendment and restatement of the 2003 Plan did not increase the aggregate number of shares reserved and available for equity awards under the 2003 Plan and the Legacy WMS Plan.  The awards originally granted under the Legacy WMS Plan will now be treated as awards outstanding under the amended and restated 2003 Plan.  Shares will be recaptured from outstanding awards, to the extent the shares are not delivered to participants, in accordance with the share counting rules under the amended and restated 2003 Plan, which are less restrictive than those in the Legacy WMS Plan.

As part of the approval of the amended and restated 2003 Plan, stockholders also re-approved certain material terms of performance-based awards intended to preserve the opportunity to grant awards that could qualify for the performance exception from the limits on the Company’s tax deductions for certain compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The foregoing description is qualified in its entirety by reference to the text of the amended and restated 2003 Plan, which is attached hereto as Exhibit 10.1.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 11, 2014, the Company held its annual meeting of stockholders.  At the meeting, the Company’s stockholders:  (1) elected all of the Company’s nominees for director; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) approved the amendment and restatement of the 2003 Plan, as described above; and (4) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014.  The voting results are as follows:

Proposal 1:  Election of Directors

	For	Withheld	Broker Non-Votes
Ronald O. Perelman	70,809,792	1,845,142	8,504,136
David L. Kennedy	70,829,564	1,822,370	8,504,136
Peter A. Cohen	53,747,129	18,904,805	8,504,136
Gerald J. Ford	69,993,988	2,657,946	8,504,136
Paul M. Meister	57,035,564	15,616,370	8,504,136
Debra G. Perelman	70,820,569	1,831,365	8,504,136
Michael J. Regan	69,972,231	2,679,703	8,504,136
Barry F. Schwartz	53,636,434	19,015,500	8,504,136
Frances F. Townsend	68,031,432	4,620,502	8,504,136

Proposal 2:  Advisory Approval of Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
50,224,326	22,221,183	206,425	8,504,136

Proposal 3:  Approval of the Company’s Amended and Restated 2003 Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes
60,054,624	12,408,641	188,669	8,504,136

Proposal 4:  Ratification of Appointment of Deloitte & Touche LLP

For	Against	Abstain
78,469,107	2,551,221	135,742

Section 9 - Financial Statements and Exhibits

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2003 Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jack B. Sarno
	Name:	Jack B. Sarno
	Title:	Vice President – Worldwide Legal Affairs and Corporate Secretary

Date: June 16, 2014

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2003 Incentive Compensation Plan